Exhibit 23.1
AUDITORS’ CONSENT
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 33-81614, 333-105820, 333-105821, 333-118958), the Registration Statements on Form S-3, as amended (File Nos. 333-33237, 333-89767, 333-82106, 333-102225, 333-118956, 333-126741) and the Registration Statement on Form S-4, as amended (File No. 333-118957) of Golden Star Resources Ltd. of our report dated March 27, 2006 (except note 28 which is as of February 26, 2007) relating to the consolidated financial statements, which appears in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

CHARTERED ACCOUNTANTS
Vancouver, BC, Canada
March 13, 2007